Exhibit 10.02
VALERO ENERGY CORPORATION
2005 OMNIBUS STOCK INCENTIVE PLAN
Amended and Restated as of October 1, 2005
The Valero Energy Corporation 2005 Omnibus Stock Incentive Plan (hereinafter called the “Plan”) was adopted by the Board of Directors of Valero Energy Corporation, a Delaware corporation (hereinafter called the “Company”) on March 10, 2005. The Plan was approved by the Company’s stockholders on April 28, 2005, and the Plan became effective on May 1, 2005.
ARTICLE 1. PURPOSE
The purpose of the Plan is to attract and retain the services of able persons as employees and non-employee directors of the Company and its Subsidiaries, to provide such persons with a proprietary interest in the Company through the granting of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, or other forms of incentive awards, and to motivate such persons using performance-related incentives linked to longer-range performance goals and the interests of the Company’s stockholders, whether granted singly, or in combination, or in tandem, that will (a) increase the interest of such persons in the Company’s welfare, and (b) furnish an incentive to such persons to continue their services for the Company.
ARTICLE 2. DEFINITIONS
For the purpose of the Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:
2.1 “Annual Incentive Plan” means the annual bonus program or successor plans of the Company, its subsidiaries or its successors.
2.2 “Award” means the grant of any Incentive Stock Option, Non-qualified Stock Option, SAR, Restricted Stock, Restricted Stock Unit, Stock Unit, Performance Share, Performance Unit, Performance Cash, or Dividend Equivalent whether granted singly, in combination or in tandem (each individually referred to herein as an “Incentive”). “Award” also means any Incentive to which an award under the Annual Incentive Plan is converted into an Award made pursuant to the Plan.
2.3 “Award Agreement” means a written agreement between a Participant and the Company, which sets out the terms of the grant of an Award.
2.4 “Award Period” means the period during which one or more Incentives granted under an Award may be exercised or earned.
2.5 “Board” means the Board of Directors of the Company.
2.6 “Cause” shall mean the (i) conviction of the Participant by a state or federal court of a felony involving moral turpitude, (ii) conviction of the Participant by a state or federal court of embezzlement or misappropriation of funds of the Company, (iii) the Company’s (or applicable Affiliate’s) reasonable determination that the Participant has committed an act of fraud, embezzlement, theft, or misappropriation of funds in connection with such Participant’s duties in the course of his or her employment with the Company (or applicable Affiliate), (iv) the Company’s (or its applicable Affiliate’s) reasonable determination that the Participant has engaged in gross mismanagement, negligence or misconduct which causes or could potentially cause material loss, damage or injury to the Company, any of its Affiliates or their respective employees, or (v) the Company’s (or applicable Affiliate’s) reasonable determination that (a) the Participant has violated any policy of the Company (or applicable Affiliate), including but not limited to, policies regarding sexual harassment, insider trading, confidentiality, substance abuse and/or conflicts of interest, which violation could result in the termination of the Participant’s employment or service as a non-employee Director of the Company (or applicable Affiliate), or (b) the Participant has failed to satisfactorily perform the material duties of Participant’s position with the Company or any of its Affiliates.
2.7 “Change of Control.” A Change of Control shall be deemed to occur when:
(a)
the stockholders of the Company approve any agreement or transaction pursuant to which: (i) the Company will merge or consolidate with any other Person (other than a wholly owned subsidiary of the Company) and will not be the surviving entity (or in which the Company survives only as the subsidiary of another entity); (ii) the Company will sell all or substantially all of its assets to any other Person (other than a wholly owned subsidiary of the Company); or (iii) the Company will be liquidated or dissolved; or

(b)
any “person” or “group” (as these terms are used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934) other than the Company, any subsidiary of the Company, any employee benefit plan of the Company or its subsidiaries, or any entity holding Shares for or pursuant to the terms of such employee benefit plans, is or becomes an “Acquiring Person” as defined in the Rights Agreement (or any successor rights agreement) (or, if no Rights Agreement is then in effect, such person or group acquires or holds such number of shares as, under the terms and conditions of the most recent such rights agreement to be in force and effect, would have caused such person or group to be an “Acquiring Person” thereunder); or

(c)
any “person” or “group” shall commence a tender offer or exchange offer for 15% or more of the Shares then outstanding, or for any number or amount of Shares which, if the tender or exchange offer were to be fully subscribed and all Shares for which the tender or exchange offer is made were to be purchased or exchanged pursuant to the offer, would result in the acquiring person or group directly or indirectly beneficially owning 50% or more of the Shares then outstanding; or

(d)
individuals who, as of any date, constitute the Board (the “Incumbent Board”) thereafter cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person or group other than the Board; or

(e)	the Distribution Date (as defined in the Rights Agreement) occurs; or
(f)	any other event occurs that is or has been determined by the Board or the Committee to constitute a “Change of Control” hereunder.
2.8 “Code” means the Internal Revenue Code of 1986, as amended, together with the published rulings, regulations, and interpretations duly promulgated thereunder.
2.9 “Committee” means the Compensation Committee of the Board or such other Committee appointed or designated by the Board to administer the Plan in accordance with Article 3 of this Plan.
2.10 “Common Stock” means the Company’s $0.01 par value common stock, which the Company is currently authorized to issue or may in the future be authorized to issue.
2.11 “Company” means Valero Energy Corporation, a Delaware corporation, and any successor entity and any affiliate companies or subsidiaries thereto.
2.12 “Covered Participant” means a Participant who is a “covered employee” as defined in Section 162(m)(3) of the Code, and the regulations promulgated thereunder, and any individual the Committee determines should be treated as such a covered employee.

2.13 “Date of Grant” means the effective date on which an Award is made to a Participant as set forth in the applicable Award Agreement.
2.14 “Dividend Equivalent” means an Award, designated as a Dividend Equivalent, granted to Participants pursuant to Section 6.8 hereof, or in conjunction with other Awards, the value of which is determined, in whole or in part, by the value of payments tied to or based on the payment of dividends to holders of the Company’s Common Stock and may be conditioned on the attainment of Performance Goals in a manner deemed appropriate by the Committee and described in the Agreement.
2.15 “Employee” means common law employee (as defined in accordance with the Regulations and Revenue Rulings then applicable under Section 3401(c) of the Code) of the Company or any Subsidiary of the Company, or an individual who has agreed to become an employee of the Company or any Subsidiary of the Company and actually becomes such an employee within the following six months.
2.16 “Executive Stock Incentive Plan” means the 2001 Executive Stock Incentive Plan, which is a stockholder approved stock incentive plan from which the Company has granted equity or equity-based incentive awards to its employees. Because the Plan was approved by stockholders, no future awards will be made from the Executive Stock Incentive Plan and it will be terminated.
2.17 “Fair Market Value” of a share of Common Stock is the mean of the highest and lowest prices per share on the New York Stock Exchange Consolidated Tape, or such reporting service as the Board may select, on the appropriate date, or in the absence of reported sales on such day, then on the next following day for which sales were reported.
2.18 “Incentive” means an Award under the Plan as defined by Section 2.2 of Article 2.
2.19 “Incentive Stock Option” or “ISO” means an incentive stock option within the meaning of Section 422 of the Code, granted pursuant to this Plan.
2.20 “Limited SAR” or “Limited Stock Appreciation Right” means an Award designated as an SAR as defined by Section 2.37 of Article 2, which is granted with certain limiting features as determined by the Committee and as set forth in the Award Agreement at the time of grant.
2.21 “Non-Employee Director” means a member of the Board who is not an Employee.
2.22 “Non-qualified Stock Option” or “NQSO” means a stock option, granted pursuant to this Plan that is not intended to comply with the requirements set forth in Section 422 of the Code.
2.23 “Option Price” means the price which must be paid by a Participant upon exercise of a Stock Option to purchase a share of Common Stock.
2.24 “Participant” shall mean an Employee or Non-Employee Director to whom an Award is granted under this Plan.
2.25 “Performance Award” means an Award made pursuant to this Plan to a Participant which Award is subject to the attainment of one or more Performance Goals. Performance Awards may be in the form of either Performance Shares, Performance Units, Performance Cash, or Dividend Equivalents.
2.26 “Performance Cash” means an Award, designated as Performance Cash and denominated in cash, granted to a Participant pursuant to Section 6.7 hereof, the value of which is conditioned, in whole or in part, by the attainment of Performance Goals in a manner deemed appropriate by the Committee and described in the Agreement.

2.27 “Performance Criteria” or “Performance Goals” or “Performance Measures” mean the objectives established by the Committee for a Performance Period, for the purpose of determining when an Award subject to such objectives is earned.
2.28 “Performance Period” means the time period designated by the Committee during which performance goals must be met.
2.29 “Performance Share” means an Award, designated as a Performance Share in the form of shares of Common Stock or other securities of the Company, granted to a Participant pursuant to Section 6.7 hereof, the value of which is determined, in whole or in part, by the value of Common Stock and/or conditioned on the attainment of Performance Goals in a manner deemed appropriate by the Committee and described in the Agreement.
2.30 “Performance Unit” means an Award, designated as a Performance Unit, granted to a Participant pursuant to Section 6.7 hereof, the value of which is determined, in whole or in part, by the attainment of Performance Goals in a manner deemed appropriate by the Committee and described in the Agreement.
2.31 “Person” shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.
2.32 “Plan” means the Valero Energy Corporation 2005 Omnibus Stock Incentive Plan, as amended from time to time.
2.33 “Restricted Stock” means shares of Common Stock issued or transferred to a Participant pursuant to Section 6.4 of this Plan which are subject to restrictions or limitations set forth in this Plan and in the related Award Agreement.
2.34 “Restricted Stock Unit” means a fixed or variable dollar denominated right to acquire Common Stock, which may or may not be subject to restrictions, contingently awarded under Section 6.4 of the Plan.
2.35 “Retirement” means any Termination of Service solely due to retirement upon attainment of certain age and/or service requirements as specified by the Company’s qualified retirement program(s) or successor programs or as determined by the Committee in the event of early retirement.
2.36 “Rights Agreement” shall mean the Rights Agreement, dated as of June 18, 1997, between the Company and Computershare Investor Services, L.L.C., as Rights Agent (successor Rights Agent to Harris Trust and Savings Bank), as amended.
2.37 “SAR” or “Stock Appreciation Right” means the right to receive a payment, in cash and/or Common Stock, equal to the excess of the Fair Market Value of a specified number of shares of Common Stock on the date the SAR is exercised over the SAR Price for such shares, and may be granted as a Limited SAR.
2.38 “SAR Price” means the Fair Market Value of each share of Common Stock covered by a SAR, determined by the Committee on the Date of Grant of the SAR.
2.39 “SEC” shall mean the Securities and Exchange Commission.
2.40 “Stock Option” means a Non-qualified Stock Option or an Incentive Stock Option.
2.41 “Stock Unit Award” means awards of Common Stock or other awards pursuant to Section 6.8 hereof that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other securities of the Company.
2.42 “Subsidiary” means (i) any corporation in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing a majority of the total combined voting power of all classes of stock in one of the other corporations in the chain, (ii)

any limited partnership, if the Company or any corporation described in item (i) above owns a majority of the general partnership interest and a majority of the limited partnership interests entitled to vote on the removal and replacement of the general partner, and (iii) any partnership or limited liability company, if the partners or members thereof are composed only of the Company, any corporation listed in item (i) above or any limited partnership listed in item (ii) above. “Subsidiaries” means more than one of any such corporations, limited partnerships, partnerships or limited liability companies.
ARTICLE 3. ADMINISTRATION
3.1 The Committee shall administer the Plan unless otherwise determined by the Board. If said Committee does not so serve, the Committee shall consist of not fewer than two persons; any member of the Committee may be removed at any time, with or without cause, by resolution of the Board; and any vacancy occurring in the membership of the Committee may be filled by appointment by the Board.
3.2 The Committee shall select one of its members to act as its Chairman. A majority of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the act of the Committee.
3.3 The Committee shall determine and designate from time to time the eligible persons to whom Awards will be granted and shall set forth in each related Award Agreement the Award Period, the Date of Grant, and such other terms, provisions, limitations, and performance requirements, as are approved by the Committee, but not inconsistent with the Plan, including, but not limited to, any rights of the Committee to cancel or rescind any such Award. The Committee shall determine whether an Award shall include one type of Incentive, two or more Incentives granted in combination, or two or more Incentives granted in tandem (that is, a joint grant where exercise of one Incentive results in cancellation of all or a portion of the other Incentive).
3.4 The Committee, in its discretion, shall (i) interpret the Plan, (ii) prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the Plan, and (iii) make such other determinations and take such other action as it deems necessary or advisable in the administration of the Plan. Any interpretation, determination, or other action made or taken by the Committee shall be final, binding, and conclusive on all interested parties.
3.5 With respect to restrictions in the Plan that are based on the requirements of Rule 16b-3 promulgated under the 1934 Act, Section 422 of the Code, Section 162(m) of the Code, the rules of any exchange or inter-dealer quotation system upon which the Company’s securities are listed or quoted, or any other applicable law, rule or restriction (collectively, “applicable law”), to the extent that any such restrictions are no longer required by applicable law, the Committee shall have the sole discretion and authority to grant Awards that are not subject to such mandated restrictions and/or to waive any such mandated restrictions with respect to outstanding Awards.
ARTICLE 4. ELIGIBILITY
Any Employee (including an Employee who is also a director or an officer) or Non-Employee Director is eligible to participate in the Plan. The Committee, upon its own action, may grant, but shall not be required to grant, an Award to any Employee or Non-Employee Director. Awards may be granted by the Committee at any time and from time to time to new Participants, or to then Participants, or to a greater or lesser number of Participants, and may include or exclude previous Participants, as the Committee shall determine. Except as required by this Plan, different Awards need not contain similar provisions. The Committee’s determinations under the Plan (including without limitation determinations of which Employees, if any, are to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the agreements evidencing same) need not be uniform and may be made by it selectively among Employees or Non-Employee Directors who receive, or are eligible to receive, Awards under the Plan.

ARTICLE 5. SHARES SUBJECT TO PLAN
5.1 Total Shares Available. Subject to adjustment as provided in Articles 14 and 15, the maximum number of shares of Common Stock that may be delivered pursuant to Awards granted under the Plan is (a) 20,000,0001 shares of Common Stock, plus (b) shares of Common Stock previously subject to Awards that are forfeited, terminated, cancelled or rescinded, settled in cash in lieu of Common Stock, or exchanged for Awards that do not involve Common Stock, or expired unexercised.
5.2 Source of Shares. Shares to be issued may be made available from authorized but unissued Common Stock, Common Stock held by the Company in its treasury, or Common Stock purchased by the Company on the open market or otherwise. During the term of this Plan, the Company will at all times reserve and keep available a number of shares of Common Stock that shall be sufficient to satisfy the requirements of this Plan.
5.3 Restoration and Retention of Shares. If any shares of Common Stock subject to an Award shall not be issued or transferred to a Participant and shall cease to be issuable or transferable to a Participant because of the forfeiture, termination, expiration or cancellation, in whole or in part, of such Award or for any other reason, or if any such shares shall, after issuance or transfer, be reacquired by the Company because of the Participant’s failure to comply with the terms and conditions of an Award or for any other reason, the shares not so issued or transferred, or the shares so reacquired by the Company, as the case may be, shall no longer be charged against the limitation provided for in Section 5.1 and may be used thereafter for additional Awards under the Plan. To the extent an Award under the Plan is settled or paid in cash, shares subject to such Award will not be considered to have been issued and will not be applied against the maximum number of shares of Common Stock provided for in Section 5.1. If an Award may be settled in shares of Common Stock or cash, such shares shall be deemed issued only when and to the extent that settlement or payment is actually made in shares of Common Stock. To the extent an Award is settled or paid in cash, and not shares of Common Stock, any shares previously reserved for issuance or transfer pursuant to such Award will again be deemed available for issuance or transfer under the Plan, and the maximum number of shares of Common Stock that may be issued or transferred under the Plan shall be reduced only by the number of shares actually issued and transferred to the Participant. If a Participant pays the purchase price of shares subject to a Stock Option or applicable taxes by surrendering shares of Common Stock in accordance with the provisions of Article 10, the number of shares surrendered shall be added back to the number of shares available for issuance or transfer under the Plan so that the maximum number of shares that may be issued or transferred under the Plan pursuant to Section 5.1 shall have been charged only for the net number of shares issued or transferred pursuant to the Stock Option exercise. The Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate.
5.4 Uncertificated Shares. The Company’s transfer agent will deliver the shares of Common Stock each holder of Common Stock under the Plan is entitled to as a result of having received an Award under the Plan. Shares issued under the Plan will be registered in uncertificated book-entry form (unless a holder of Common Stock requests a certificate representing such holder’s shares of Common Stock). As a result, instead of receiving Common Stock certificates, holders of Common Stock will receive account statements reflecting their ownership interest in shares of Common Stock. The book-entry shares will be held with the Company’s transfer agent, which will serve as the record keeper for all shares of Common Stock being issued in connection with the Plan. Any stockholder who wants to receive a physical certificate evidencing shares of Common Stock issued under the Plan will be able to obtain a certificate at no charge by contacting the Company’s transfer agent. Computershare Investor Services, Chicago, Illinois, currently serves as transfer agent, registrar and dividend paying agent for Valero’s Common Stock. Correspondence relating to any stock accounts, dividends or transfers of stock certificates should be addressed to: Computershare Investor Services Shareholder Communications, 250 Royall Street, Canton, Massachusetts 02021, (888) 470-2938/(312) 360-5261, www.computershare.com.
ARTICLE 6. GRANT OF AWARDS
6.1 In General.
(a)	The grant of an Award shall be authorized by the Committee and may be evidenced by an Award Agreement setting forth the Incentive or Incentives being granted, the total number of

[1]	Reflects the 2-for-1 stock split of Valero’s common stock on December 15, 2005.

shares of Common Stock subject to the Incentive(s) or the value of the Performance Award (if applicable), the Option Price (if applicable), the Award Period, the Date of Grant, and such other terms, provisions, limitations, and performance objectives, as are approved by the Committee, but not inconsistent with the Plan. The Company may execute an Award Agreement with a Participant after the Committee approves the issuance of an Award. Any Award granted pursuant to this Plan must be granted within 10 years of the date of adoption of this Plan. The grant of an Award to a Participant shall not be deemed either to entitle the Participant to, or to disqualify the Participant from, receipt of any other Award under the Plan.

(b)
If the Committee establishes a purchase price for an Award, the Participant must accept such Award within a period of 30 days (or such shorter period as the Committee may specify) after the Date of Grant by executing the applicable Award Agreement and paying such purchase price.

6.2 Limitations on Awards.
(a)	The Plan is subject to the following limitations:
(i)	The Option Price of Stock Options cannot be less than 100% of the Fair Market Value of a share of Common Stock on the Date of Grant of the Stock Option.

(ii)	The SAR Price of a SAR cannot be less than 100% of the Fair Market Value of a share of Common Stock on the Date of Grant of the SAR.

(iii)
Repricing of Stock Options and SARs or other downward adjustments in the Option Price or SAR Price of previously granted Stock Options or SARs, respectively, are prohibited, except in connection with certain capital adjustments as described in Article 14 or 15.

(iv)	No more than 40% (4,000,000), of the available shares pursuant to Awards under the Plan may be in the form of time-lapse Restricted Stock.

(v)	No Participant may receive during any calendar year Awards that are to be settled in Shares of Common Stock covering an aggregate of more than 1,000,000 Shares.

(vi)	No Participant may receive during any calendar year Awards that are to be settled in cash covering an aggregate of more than $20,000,000.

(vii)	The term of Awards may not exceed 10 years.
(b)
Limited SARs granted in tandem with Stock Options or other Awards shall not be counted towards the maximum individual grant limitation set forth in this Section, as the Limited SAR will expire based on conditions described in Section 6.5(b), below.

6.3 Rights as Stockholder. Except as provided in Section 6.4 of this Plan, until the issuance of the Shares of Common Stock (as evidenced by the appropriate entry on the books of the Company or any authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder of the Company shall exist with respect to such Shares, notwithstanding the exercise of any Incentive or Award. No adjustment will be made for a dividend or other rights for which the record date is prior to the date Shares are issued, except as otherwise provided in this Plan.
6.4 Restricted Stock/Restricted Stock Units. If Restricted Stock and/or Restricted Stock Units are granted to a Participant under an Award, the Committee shall establish: (i) the number of shares of Restricted Stock and/or the number of Restricted Stock Units awarded, (ii) the price, if any, to be paid by the Participant for such Restricted Stock and/or Restricted Stock Units, (iii) the time or times within which such Award may be subject to forfeiture, (iv) specified Performance Goals of the Company, a Subsidiary, any division thereof or any group of

Employees of the Company, or other criteria, if any, which the Committee determines must be met in order to remove any restrictions (including vesting) on such Award, and (v) all other terms, limitations, restrictions, and conditions of the Restricted Stock and/or Restricted Stock Units, which shall be consistent with this Plan. The provisions of Restricted Stock and/or Restricted Stock Units need not be the same with respect to each Participant.
(a)
Legend on Shares. Each Participant who is awarded Restricted Stock shall be issued the number of shares of Common Stock specified in the Award Agreement for such Restricted Stock, and such shares shall be recorded in the share transfer records of the Company and ownership of such shares shall be evidenced by a certificate or book entry notation in the share transfer records of the Company. Such shares shall be registered in the name of the Participant, and shall bear or be subject to an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, substantially as provided in Section 19.18 of the Plan. The Committee may require that the stock certificates or other evidence of ownership of the shares of Restricted Stock be held in custody by the Company until the restrictions thereon shall have lapsed, and that the Participant deliver to the Committee a stock power or stock powers, endorsed in blank, relating to the shares of Restricted Stock.

(b)	Restrictions and Conditions. Shares of Restricted Stock and Restricted Stock Units shall be subject to the following restrictions and conditions:
(i)
Subject to the other provisions of this Plan and the terms of the particular Award Agreements, during such period as may be determined by the Committee commencing on the Date of Grant (the “Restriction Period”), the Participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock and/or Restricted Stock Units. Any Restricted Stock or Restricted Stock Units not granted pursuant to a Performance Award, shall have a minimum Restriction Period of three years from the Date of Grant, provided that the Committee may provide for earlier vesting following a Change in Control or upon an Employee’s termination of employment by reason of death, disability or Retirement. Except for these limitations, the Committee may in its sole discretion, remove any or all of the restrictions on such Restricted Stock and/or Restricted Stock Units whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Award, such action is appropriate.

(ii)
Except as provided in subparagraph (i) above and subject to the terms of a Participant’s Award Agreement, the Participant shall have, with respect to his or her Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the shares, and the right to receive any dividends thereon. Certificates or evidence of ownership of shares of Common Stock free of restriction under this Plan shall be delivered to the Participant promptly after, and only after, the Restriction Period shall expire without forfeiture in respect of such shares of Common Stock. Certificates for the shares of Common Stock forfeited under the provisions of the Plan shall be promptly returned to the Company by the forfeiting Participant. Each Participant, by his or her acceptance of Restricted Stock, shall irrevocably grant to the Company a power of attorney to transfer any shares so forfeited to the Company and agrees to execute any documents requested by the Company in connection with such forfeiture and transfer.

(iii)
The Restriction Period of Restricted Stock and/or Restricted Stock Units shall commence on the Date of Grant and, subject to Article 15 of the Plan, unless otherwise established by the Committee in the Award Agreement setting forth the terms of the Restricted Stock and/or Restricted Stock Units, shall expire upon satisfaction of the conditions set forth in the Award Agreement; such conditions may provide for vesting based on (i) length of continuous service, (ii) achievement of specific business objectives, (iii) increases in specified indices, (iv) attainment of specified growth rates, or (v) other comparable Performance Measurements, as may be determined by the Committee in its sole discretion.

(c)	Forfeiture. Except as otherwise determined by the Committee or the Chief Executive Officer, the provisions of Article 9 shall apply with respect to Restricted Stock granted hereunder.
6.5 SARs and Limited SARs.
(a)
An SAR shall entitle the Participant at his election to surrender to the Company the SAR, or portion thereof, as the Participant shall choose, and to receive from the Company in exchange therefore cash in an amount equal to the excess (if any) of the Fair Market Value (as of the date of the exercise of the SAR) per share over the SAR Price per share specified in such SAR, multiplied by the total number of shares of the SAR being surrendered. In the discretion of the Committee, the Company may satisfy its obligation upon exercise of an SAR by the distribution of that number of shares of Common Stock having an aggregate Fair Market Value (as of the date of the exercise of the SAR) equal to the amount of cash otherwise payable to the Participant, with a cash settlement to be made for any fractional share interests, or the Company may settle such obligation in part with shares of Common Stock and in part with cash.

(b)
A Limited SAR shall allow the Participant to receive from the Company cash in an amount equal to the excess (if any) of the Fair Market Value (as of the date of the exercise of the Limited SAR) per share over the Limited SAR Price per share specified in such Limited SAR, multiplied by the total number of shares of the Limited SAR being surrendered. The Company will satisfy its obligation with a cash settlement to be made for any fractional Limited SAR. Limited SARs will expire without consideration upon the vesting, exercise, or settlement, in shares and/or in cash, of Awards for which the Limited SAR was granted in tandem.

6.6 Tandem Awards. The Committee may grant two or more Incentives in one Award in the form of a “tandem award,” so that the right of the Participant to exercise one Incentive shall be canceled if, and to the extent, the other Incentive is exercised. For example, if a Stock Option and an SAR are issued in a tandem Award, and the Participant exercises the SAR with respect to 100 shares of Common Stock, the right of the Participant to exercise the related Stock Option shall be canceled to the extent of 100 shares of Common Stock.
6.7 Performance Based Awards.
(a)
Grant of Performance Awards. The Committee may issue Performance Awards in the form of Performance Units, Performance Shares, Performance Cash, or Dividend Equivalents to Participants subject to the Performance Goals and Performance Period as it shall determine. The terms and conditions of each Performance Award will be set forth in the related Award Agreement. The Committee shall have complete discretion in determining the number and/or value of Performance Awards granted to each Participant. Any Performance Units or Performance Shares granted under the Plan shall have a minimum Restriction Period of one year from the Date of Grant, provided that the Committee may provide for earlier vesting following a Change in Control or upon an Employee’s termination of employment by reason of death, disability or Retirement. Participants receiving Performance Awards are not required to pay the Company therefor (except for applicable tax withholding) other than the rendering of services.

(b)	Value of Performance Awards. The Committee shall set Performance Goals in its discretion for each Participant who is granted a Performance Award. Such Performance Goals may be particular to a Participant, may relate to the performance of the Subsidiary which employs him or her, may be based on the division which employs him or her, may be based on the performance of the Company generally, or a combination of the foregoing. The Performance Goals may be based on achievement of balance sheet or income statement objectives, or any other objectives established by the Committee. The Performance Goals may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The extent to which such Performance Goals are met will determine the number and/or value of the Performance Award to the Participant.

(c)
Form of Payment. Payment of the amount to which a Participant shall be entitled upon the settlement of a Performance Award shall be made in a lump sum or installments in cash, shares of Common Stock, or a combination thereof as determined by the Committee.

6.8 Other Stock Based Awards.
(a)
Grant of Other Stock Based Awards. The Committee may issue to Participants, either alone or in addition to other Awards made under the Plan, Stock Unit Awards which may be in the form of Common Stock or other securities. The value of each such Award shall be based, in whole or in part, on the value of the underlying Common Stock or other securities. The Committee, in its sole and complete discretion, may determine that an Award, either in the form of a Stock Unit Award under this Section or as an Award granted pursuant to the other provisions of this Article, may provide to the Participant (i) dividends or Dividend Equivalents (payable on a current or deferred basis) and (ii) cash payments in lieu of or in addition to an Award. The Committee shall determine the terms, restrictions, conditions, vesting requirements, and payment rules (all of which are sometimes hereinafter collectively referred to as “rules”) of the Award and shall set forth those rules in the related Award Agreement.

(b)	Rules. The Committee, in its sole and complete discretion, may grant a Stock Unit Award subject to the following rules:
(i)
All rights with respect to such Stock Unit Awards granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant or his or her guardian or legal representative.

(ii)
Stock Unit Awards may require the payment of cash consideration by the Participant in receipt of the Award or provide that the Award, and any Common Stock or other securities issued in conjunction with the Award be delivered without the payment of cash consideration.

(iii)	The Committee, in its sole and complete discretion, may establish certain Performance Criteria that may relate in whole or in part to receipt of the Stock Unit Awards.

(iv)	Stock Unit Awards may be subject to a deferred payment schedule and/or vesting over a specified employment period.

(v)	The Committee as a result of certain circumstances may waive or otherwise remove, in whole or in part, any restriction or condition imposed on a Stock Unit Award at the time of Award.
ARTICLE 7. OPTION PRICE; SAR/LIMITED SAR PRICE
7.1 Option/SAR Price. The Plan limitations stated in Section 6.2(a)(i) & -(ii) shall apply.
7.2 Repricing. The Plan limitations stated in Section 6.2(a)(iii) shall apply.

ARTICLE 8. AWARD PERIOD; VESTING
8.1 Award Period. Subject to the other provisions of this Plan, the Committee may, in its discretion, provide that an Incentive may not be exercised in whole or in part for any period or periods of time or beyond any date specified in the Award Agreement. Except as provided in the Award Agreement, an Incentive may be exercised in whole or in part at any time during its term.
No Incentive granted under the Plan may be exercised at any time after the end of its Award Period. The Plan limitations stated in Section 6.2(a)(vii) shall apply.
8.2 Vesting. The Committee, in its sole discretion, may determine that an Incentive will be immediately exercisable, in whole or in part, or that all or any portion may not be exercised until a date, or dates, subsequent to its Date of Grant, or until the occurrence of one or more specified events, subject in any case to the terms of the Plan. If the Committee imposes conditions upon exercise, then subsequent to the Date of Grant, the Committee may, in its sole discretion, accelerate the date on which all or any portion of the Incentive may be exercised.
ARTICLE 9. TERMINATION OF SERVICE
9.1 Termination of Employment.
(a)
Vesting and Exercise. Except as otherwise provided in the Plan, or otherwise determined by the Committee and included in the applicable Award Agreement, a Stock Option, SAR or other Award having an exercise provision (each, an “Exercisable Award”) vests in and may be exercised by a Participant only while the Participant is and has continually been since the date of the grant of the Exercisable Award an Employee or Non-Employee Director.

(b)
Voluntary Termination by Participant (Exercisable Awards). If a Participant’s employment or service as a Non-Employee Director with the Company is voluntarily terminated by the Participant (other than through retirement, death or disability; see Section 9.3 below), then: (i) that portion of any Exercisable Award that has not vested on or prior to such date of termination shall automatically lapse and be forfeited, and (ii) all vested but unexercised Exercisable Awards previously granted to that Participant under the Plan shall automatically lapse and be forfeited at the close of business on the 30th day following that date of such Participant’s termination, unless an Exercisable Award expires earlier according to its original terms.

(c)
Involuntary Termination for Cause (Exercisable Awards). If a Participant’s employment or service as a Non-Employee director is involuntarily terminated by the Company for Cause: (i) that portion of any Exercisable Award that has not vested on or prior to such date of termination shall automatically lapse and be forfeited, and (ii) all vested but unexercised Exercisable Awards previously granted to that Participant under the Plan shall automatically lapse and be forfeited at the close of business on the 30th day following that date of such Participant’s termination, unless an Exercisable Award expires earlier according to its original terms.

(d)
Involuntary Termination Other Than For Cause (Exercisable Awards). If a Participant’s employment or service as a Non-Employee Director is involuntarily terminated by the Company other than for Cause: (i) that portion of any Exercisable Award that has not vested on or prior to such date of termination shall automatically lapse and be forfeited, and (ii) all vested but unexercised Exercisable Awards previously granted to that Participant under the Plan shall automatically lapse and be forfeited at the close of business on the last business day of the twelfth month following the date of the Participant’s termination, unless an Exercisable Award expires earlier according to its original terms.

9.2 Awards Other Than Exercisable Awards. Except as otherwise provided in the Plan, or otherwise determined by the Committee and included in the applicable Award Agreement, if a Participant’s employment or service as a Non-Employee Director with the Company is voluntarily terminated by the Participant (other than through retirement, death or disability; see Section 9.3 below), or is terminated by the Company with or without Cause, then any Award other than an Exercisable Award previously granted to that Participant under the Plan which remains unvested shall automatically lapse and be forfeited at the close of business on the date of such Participant’s termination of employment or service.
9.3 Retirement, Death, Disability. Except as otherwise provided in the Plan, or otherwise determined by the Committee and included in the applicable Award Agreement, if a Participant’s employment or service as a Non-Employee Director is terminated because of retirement, death or disability (with the determination of disability to be made within the sole discretion of the Committee), any Award held by the Participant shall remain outstanding and vest or become exercisable according to the Award’s original terms; provided, however, that any Restricted Stock or Restricted Stock Units held by the Participant that remain unvested as of the date of retirement, death or disability shall immediately vest and become non-forfeitable as of such date.
9.4 Amendment. The Committee or the Chief Executive Officer may prescribe new or additional terms for the vesting, exercise or realization of any Award; provided, however, that no such action shall deprive a Participant or beneficiary, without his or her consent, of the right to any benefit accrued to his or her credit at the time of such action.
ARTICLE 10. EXERCISE OF INCENTIVE
10.1 In General. (a) A vested Incentive may be exercised during its Award Period, subject to limitations and restrictions set forth therein and in Article 9. A vested Incentive may be exercised at such times and in such amounts as provided in this Plan and the applicable Award Agreement, subject to the terms, conditions, and restrictions of the Plan.
     (b) In no event may an Incentive be exercised or shares of Common Stock be issued pursuant to an Award if a necessary listing or quotation of the shares of Common Stock on a stock exchange or inter-dealer quotation system or any registration under state or federal securities laws required under the circumstances has not been accomplished. No Incentive may be exercised for a fractional share of Common Stock.
10.2 Stock Options. (a) Subject to such administrative regulations as the Committee may from time to time adopt, a Stock Option may be exercised by the delivery of written notice to the Company setting forth the number of shares of Common Stock with respect to which the Stock Option is to be exercised (the “Exercise Notice”) and the date of exercise thereof (the “Exercise Date”) in accordance with procedures established by the Company. On the Exercise Date, the Participant shall deliver to the Company consideration with a value equal to the total Option Price of the shares to be purchased, payable as follows: (a) cash, check, bank draft, or money order payable to the order of the Company, (b) Common Stock (including Restricted Stock) owned by the Participant on the Exercise Date, valued at its Fair Market Value on the Exercise Date, (c) by delivery (including by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions from the Participant to a broker or dealer, reasonably acceptable to the Company, to sell certain of the shares of Common Stock purchased upon exercise of the Stock Option and promptly deliver to the Company the amount of sale proceeds necessary to pay such purchase price, and/or (d) in any other form of valid consideration that is acceptable to the Company in its sole discretion. In the event that shares of Restricted Stock are tendered as consideration for the exercise of a Stock Option, a number of shares of Common Stock issued upon the exercise of the Stock Option equal to the number of shares of Restricted Stock used as consideration therefor shall be subject to the same restrictions and provisions as the Restricted Stock so submitted, as well as any additional restrictions that may be imposed by the Committee.
     (b) Upon payment of all amounts due from the Participant, the Company shall cause shares of the Common Stock then being purchased to be delivered as directed by the Participant (or the person exercising the Participant’s Stock Option in the event of his death) at its principal business office promptly after the Exercise Date; provided that if the Participant has exercised an Incentive Stock Option, the Company may at its option retain possession of the shares acquired upon exercise until the expiration of the holding periods described in

Section 422(a)(1) of the Code. The obligation of the Company to deliver shares of Common Stock shall, however, be subject to the condition that if at any time the Committee shall determine in its discretion that the listing, registration, or qualification of the Stock Option or the Common Stock upon any securities exchange or inter-dealer quotation system or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the Stock Option or the issuance or purchase of shares of Common Stock thereunder, the Stock Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.
     (c) If the Participant fails to pay for any of the Common Stock specified in such notice or fails to accept delivery thereof, the Participant’s right to purchase such Common Stock may be terminated by the Company.
10.3 SARs. Subject to the conditions of this Section and such administrative regulations as the Committee may from time to time adopt, an SAR may be exercised by the delivery (including by fax) of written notice to the Committee setting forth the number of shares of Common Stock with respect to which the SAR is to be exercised (the “Exercise Notice”) and the date of exercise thereof (the “Exercise Date”) in accordance with procedures established by the Company. On the Exercise Date, the Participant shall receive from the Company in exchange therefore cash in an amount equal to the excess (if any) of the Fair Market Value (as of the date of the exercise of the SAR) per share of Common Stock over the SAR Price per share specified in such SAR, multiplied by the total number of shares of Common Stock of the SAR being surrendered. In the discretion of the Committee, the Company may satisfy its obligation upon exercise of an SAR by the distribution of that number of shares of Common Stock having an aggregate Fair Market Value (as of the date of the exercise of the SAR) equal to the amount of cash otherwise payable to the Participant, with a cash settlement to be made for any fractional share interests, or the Company may settle such obligation in part with shares of Common Stock and in part with cash.
10.4 Tax Payment Election. Subject to the approval of the Committee, and to any rules and limitations as the Committee may adopt, a person exercising an Incentive may make the payment of the amount of any taxes required to be collected or withheld by the Company in connection with such exercise in whole or in part by electing, at or before the time of exercise, either (i) to have the Company withhold from the number of Shares otherwise deliverable a number of Shares whose value equals the amount of the applicable supplemental wage withholding required plus any required state, local or employment tax withholdings, or (ii) to deliver certificates for other Shares owned by the person exercising the Award, endorsed in blank with appropriate signature guarantee, having a value equal to the amount otherwise to be collected or withheld.
10.5 Valuation. Any calculation with respect to a Participant’s income, required tax withholding or other matters required to be made by the Company upon the exercise of an Incentive shall be made using the Fair Market Value of the shares of Common Stock on the Exercise Date, whether or not the Exercise Notice is delivered to the Company before or after the close of trading on that date, unless otherwise specified by the Committee. Notwithstanding the foregoing, for Stock Option exercises using the Company’s “same-day-sale for cash method” or “broker sale for stock method,” a Participant’s taxable gain and related tax withholding on the exercise will be calculated using the actual market price at which Shares were sold in the transaction.
ARTICLE 11. SPECIAL PROVISIONS
APPLICABLE TO COVERED PARTICIPANTS
Awards subject to Performance Criteria paid to Covered Participants under this Plan shall be governed by the conditions of this Article 11 in addition to the requirements of Article 6, above. Should conditions set forth under this Article 11 conflict with the requirements of Article 6, the conditions of this Article 11 shall prevail.
11.1 Establishment of Performance Measures, Goals or Criteria. All Performance Measures, Goals, or Criteria relating to Covered Participants for a relevant Performance Period shall be established by the Committee in writing prior to the beginning of the Performance Period, or by such other later date for the Performance Period as may be permitted under Section 162(m) of the Code. The Performance Goals may be identical for all Participants or, at the discretion of the Committee, may be different to reflect more appropriate measures of individual performance.
11.2 Performance Goals. The Committee shall establish the Performance Goals relating to Covered Participants for a Performance Period in writing. Performance Goals may include alternative and multiple Performance Goals and may be based on one or more business and/or financial criteria. In establishing the Performance Goals for the Performance Period, the Committee in its discretion may include one or any combination of the following criteria in either absolute or relative terms, for the Company or any Subsidiary:
(a)	Increased revenue;

(b)	Net income measures (including but not limited to income after capital costs and income before or after taxes);

(c)	Stock price measures (including but not limited to growth measures and total stockholder return);

(d)	Market share;

(e)	Earnings per share (actual or targeted growth);

(f)	Earnings before interest, taxes, depreciation, and amortization (“EBITDA”);

(g)	Economic value added (“EVA®”);

(h)	Cash flow measures (including but not limited to net cash flow and net cash flow before financing activities);

(i)
Return measures (including but not limited to return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors’ capital and return on average equity);

(j)	Operating measures (including operating income, funds from operations, cash from operations, after-tax operating income, sales volumes, production volumes, and production efficiency);

(k)	Expense measures (including but not limited to cost-per-barrel, overhead cost and general and administrative expense);

(l)	Margins;

(m)	Stockholder value;

(n)	Total stockholder return;

(o)	Proceeds from dispositions;

(p)	Production volumes;

(q)	Refinery runs or refinery utilization;

(r)	Total market value; and

(s)	Corporate values measures (including ethics compliance, environmental, and safety).
11.3 Compliance with Section 162(m). The Performance Goals must be objective and must satisfy third party “objectivity” standards under Section 162(m) of the Code, and the regulations promulgated thereunder. In interpreting Plan provisions relating to Awards subject to Performance Goals paid to Covered Participants, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulation §1.162-27(e)(2)(i), and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions.
11.4 Adjustments. The Committee is authorized to make adjustments in the method of calculating attainment of Performance Goals in recognition of: (i) extraordinary or non-recurring items, (ii) changes in tax laws, (iii) changes in generally accepted accounting principles or changes in accounting principles, (iv) charges related to restructured or discontinued operations, (v) restatement of prior period financial results, and (vi) any other unusual, non-recurring gain or loss that is separately identified and quantified in the Company’s financial statements. Notwithstanding the foregoing, the Committee may, at its sole discretion, reduce the performance results upon which Awards are based under the Plan, to offset any unintended result(s) arising from events not anticipated when the Performance Goals were established, or for any other purpose, provided that such adjustment is permitted by Section 162(m) of the Code.
11.5 Discretionary Adjustments. The Performance Goals shall not allow for any discretion by the Committee as to an increase in any Award, but discretion to lower an Award is permissible.

11.6 Certification. The Award and payment of any Award under this Plan to a Covered Participant with respect to a relevant Performance Period shall be contingent upon the attainment of the Performance Goals that are applicable to such Covered Participant. The Committee shall certify in writing prior to payment of any such Award that such applicable Performance Goals relating to the Award are satisfied. Approved minutes of the Committee may be used for this purpose.
11.7 Other Considerations. All Awards to Covered Participants under this Plan shall be further subject to such other conditions, restrictions, and requirements as the Committee may determine to be necessary to carry out the purpose of this Article 11.
ARTICLE 12. AMENDMENT OR DISCONTINUANCE
12.1 In General. Subject to the limitations set forth in this Article 12, the Committee may at any time and from time to time, without the consent of the Participants, alter, amend, revise, suspend, or discontinue the Plan in whole or in part; provided, however, that no amendment which requires stockholder approval under the rules of the national exchange on which the shares of Common Stock are listed (or in order for the Plan and Incentives awarded under the Plan to continue to comply with Section 162(m) of the Code, including any successors to such Section), shall be effective unless such amendment shall be approved by the requisite vote of the stockholders of the Company entitled to vote thereon. Any such amendment shall, to the extent deemed necessary or advisable by the Committee, be applicable to any outstanding Incentives theretofore granted under the Plan, notwithstanding any contrary provisions contained in any Award Agreement. In the event of any such amendment to the Plan, the holder of any Incentive outstanding under the Plan shall, upon request of the Committee and as a condition to the exercisability thereof, execute a conforming amendment in the form prescribed by the Committee to any Award Agreement relating thereto.
12.2 Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted; provided that, unless required by law, no action contemplated or permitted by this Article 12 shall adversely affect any rights of Participants or obligations of the Company to Participants with respect to any Incentive theretofore granted under the Plan without the consent of the affected Participant.
12.3 Unusual or Nonrecurring Events. The Committee is hereby authorized to make adjustments in the terms, conditions, and criteria of Awards in recognition of unusual or nonrecurring events (including the events described in Section 14 of the Plan) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or in recognition of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.
ARTICLE 13. EFFECTIVE DATE AND TERM
The Plan shall be effective as of May 1, 2005. Subject to earlier termination pursuant to Article 12, the Plan shall have a term of 10 years from its effective date and will terminate on April 30, 2015. After termination of the Plan, no future Awards may be made. However, any Incentives granted before that date will continue to be effective in accordance with their terms and conditions.

ARTICLE 14. CAPITAL ADJUSTMENTS
14.1 In General. If at any time while the Plan is in effect, or Incentives are outstanding, there shall be any increase or decrease in the number of issued and outstanding shares of Common Stock resulting from (1) the declaration or payment of a stock dividend, (2) any recapitalization resulting in a stock split-up, combination, or exchange of shares of Common Stock, or (3) other increase or decrease in such shares of Common Stock effected without receipt of consideration by the Company, then:
(a)
An appropriate adjustment shall be made in the maximum number of shares of Common Stock then subject to being awarded under the Plan and in the maximum number of shares of Common Stock that may be awarded to a Participant to the end that the same proportion of the Company’s issued and outstanding shares of Common Stock shall continue to be subject to being so awarded.

(b)
Appropriate adjustments shall be made in the number of shares of Common Stock and the Option Price thereof then subject to purchase pursuant to each such Stock Option previously granted and unexercised, to the end that the same proportion of the Company’s issued and outstanding shares of Common Stock in each such instance shall remain subject to purchase at the same aggregate Option Price.

(c)
Appropriate adjustments shall be made in the number of SARs and the SAR Price thereof then subject to exercise pursuant to each such SAR previously granted and unexercised, to the end that the same proportion of the Company’s issued and outstanding shares of Common Stock in each instance shall remain subject to exercise at the same aggregate SAR Price.

(d)	Appropriate adjustments shall be made in the number of outstanding shares of Restricted Stock with respect to which restrictions have not yet lapsed prior to any such change.
(e)
Appropriate adjustments shall be made with respect to shares of Common Stock applicable to any other Incentives previously awarded under the Plan as the Committee, in its sole discretion, deems appropriate, consistent with the event.

14.2 Issuance of Stock or Other Convertible Securities. Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to (i) the number of or Option Price of shares of Common Stock then subject to outstanding Stock Options granted under the Plan, (ii) the number of or SAR Price or SARs then subject to outstanding SARs granted under the Plan, (iii) the number of outstanding shares of Restricted Stock, or (iv) the number of shares of Common Stock otherwise payable under any other Incentive.
14.3 Notification. Upon the occurrence of each event requiring an adjustment with respect to any Incentive, the Company shall notify each affected Participant its computation of such adjustment, which shall be conclusive and shall be binding upon each such Participant.
ARTICLE 15. RECAPITALIZATION, MERGER AND CONSOLIDATION;
CHANGE OF CONTROL
15.1 Adjustments, Recapitalizations, Reorganizations, or Other Adjustments. The existence of this Plan and Incentives granted hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure and its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or preference stocks ranking prior to or otherwise affecting the Common Stock or the rights thereof (or any rights, options, or warrants to purchase same), or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
15.2 Acquiring Entity. Subject to any required action by the stockholders, if the Company shall be the surviving or resulting corporation in any merger, consolidation or share exchange, any Incentive granted hereunder shall pertain to and apply to the securities or rights (including cash, property, or assets) to which a Participant would have been entitled.
15.3 Acquired Entity. In the event of any merger, consolidation or share exchange pursuant to which the Company is not the surviving or resulting corporation, there shall be substituted for each share of Common Stock subject to the unexercised portions of such outstanding Incentives, that number of shares of each class of stock or other securities or that amount of cash, property, or assets of the surviving, resulting or consolidated company which were distributed or distributable to the stockholders of the Company in respect to each share of Common Stock held by them, such outstanding Incentives to be thereafter exercisable for such stock, securities, cash, or property in accordance with their terms. Notwithstanding the foregoing, however, all Stock Options and SARs may be canceled by the Company immediately prior to the effective date of any such reorganization, merger, consolidation, share exchange or any dissolution or liquidation of the Company by giving notice to each holder thereof or his personal representative of its intention to do so and by permitting the purchase during the 30 day period next preceding such effective date of all or any portion of all of the shares of Common Stock subject to such outstanding Incentives whether or not such Incentives are then vested or exercisable.
15.4 Change of Control.
(a)
In the event of a Change of Control, notwithstanding any other provision in this Plan to the contrary all unmatured installments of Incentives outstanding and not otherwise canceled in accordance with Section 15.3 above, shall thereupon automatically be accelerated and exercisable in full and all Restriction Periods applicable to Awards of Restricted Stock and/or Restricted Stock Units shall automatically expire. The determination of the Committee that any of the foregoing conditions has been met shall be binding and conclusive on all parties.

(b)
In the event of a Change of Control, notwithstanding any other provision in this Plan and not otherwise canceled in accordance with Section 15.3 above, previously granted and unpaid Performance Cash and/or Dividend Equivalents or Performance Cash and/or Dividend Equivalents granted in the year during which the Change of Control occurs will be paid no later than 60 days from the date of the occurrence of such Change of Control. The amount of the Performance Cash and/or Dividend Equivalent payable shall be:

(i)
One-half of the maximum value of Performance Cash and/or Dividend Equivalent payable pursuant to the terms and provisions of the Award (reduced by the application of the Committee’s negative discretion, if applicable) to such person if the Change of Control occurs before 50 percent of the Performance Period has elapsed; or

(ii)
The full maximum value of the Performance Cash and/or Dividend Equivalent payable pursuant to the terms and provisions of the Award (reduced by the application of the Committee’s negative discretion, if applicable) to such person if the Change of Control occurs on or after 50 percent of the Performance Period has elapsed.

ARTICLE 16. LIQUIDATION OR DISSOLUTION
In case the Company shall, at any time while any Incentive under this Plan shall be in force and remain unexpired, sell all or substantially all of its property, or dissolve, liquidate, or wind up its affairs (each, a “Dissolution Event”), then each Participant shall be thereafter entitled to receive, in lieu of each share of Common Stock of the Company which such Participant would have been entitled to receive under the Incentive, the same kind and amount of any securities or assets as may be issuable, distributable, or payable upon any such sale, dissolution, liquidation, or winding up with respect to each share of Common Stock of the Company. If the Company shall, at any time prior to the expiration of any Incentive, make any partial distribution of its assets, in the nature of a partial liquidation, whether payable in cash or in kind (but excluding the distribution of a cash dividend payable out of earned surplus and designated as such) then in such event the Option Prices or SAR Prices then in effect with respect to each Stock Option or SAR shall be reduced, on the payment date of such distribution, in proportion to the percentage reduction in the tangible book value of the shares of the Company’s Common Stock (determined in accordance with generally accepted accounting principles) resulting by reason of such distribution.
ARTICLE 17. ADDITIONAL AUTHORITY OF COMMITTEE
In addition to the Committee’s authority set forth elsewhere, in order to maintain a Participant’s rights in the event of any Change of Control or Dissolution Event described under Articles 15 and 16, the Committee, as constituted before the Change of Control or Dissolution Event, is hereby authorized, and has sole discretion, as to any Incentive, either at the time the Award is made hereunder or any time thereafter, to take any one or more of the following actions:
(a)
provide for the acceleration of any time periods relating to the vesting, exercise or realization of the Incentive so that the Incentive may be exercised or realized in full on or before a date fixed by the Committee;

(b)
provide for the purchase of any Incentive, upon the Participant’s request, for an amount of cash equal to the amount that could have been attained upon the exercise of the Incentive or realization of the Participant’s rights in the Incentive had the Incentive been currently exercisable or payable;

(c)	adjust any outstanding Incentive as the Committee deems appropriate to reflect the Change of Control or Dissolution Event; or
(d)	cause any outstanding Incentive to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation after a Change of Control or successor following a Dissolution Event.
(e)	The Committee may in its discretion include other provisions and limitations in any Award Agreement as it may deem equitable and in the best interests of the Company.
ARTICLE 18. INCENTIVES IN SUBSTITUTION FOR
INCENTIVES GRANTED BY OTHER CORPORATIONS
Incentives may be granted under the Plan from time to time in substitution for similar instruments held by employees of a corporation who become or are about to become Employees of the Company or any Subsidiary as a result of a merger or consolidation of the employing corporation with the Company or the acquisition by the Company of stock of the employing corporation. The terms and conditions of the substitute Incentives so granted may vary from the terms and conditions set forth in this Plan to such extent as the Board at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the Incentives in substitution for which they are granted.

ARTICLE 19. MISCELLANEOUS PROVISIONS
19.1 Code Section 409A. Notwithstanding anything in this Plan to the contrary, if any Plan provision or Award under the Plan would result in the imposition of an applicable tax under Code Section 409A and related regulations and Treasury pronouncements (“Section 409A”), that Plan provision or Award may be reformed to avoid imposition of the applicable tax and no action taken to comply with Section 409A shall be deemed to adversely affect the Participant’s rights to an Award.
19.2 Investment Intent. The Company may require that there be presented to and filed with it by any Participant under the Plan, such evidence as it may deem necessary to establish that the Incentives granted or the shares of Common Stock to be purchased or transferred are being acquired for investment and not with a view to their distribution.
19.3 No Right to Continued Employment. Neither the Plan nor any Incentive granted under the Plan shall confer upon any Participant any right with respect to continuance of employment by the Company or any Subsidiary.
19.4 Delegation. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers or managers of the Company or any Affiliate, or to a committee of such officers or managers, the authority, subject to the terms and limitations the Committee shall determine, to grant Awards or to cancel, modify or waive rights with respect to, or to amend, suspend, or terminate Awards.
19.5 Indemnification of Board and Committee. No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the fullest extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination, or interpretation.
19.6 Effect of the Plan. Neither the adoption of this Plan nor any action of the Board or the Committee shall be deemed to give any person any right to be granted an Award or any other rights except as may be evidenced by an Award Agreement, or any amendment thereto, duly authorized by the Committee and executed on behalf of the Company, and then only to the extent and upon the terms and conditions expressly set forth therein.
19.7 Compliance with Laws and Regulations. Notwithstanding anything contained herein to the contrary, the Company shall not be required to sell or issue shares of Common Stock under any Incentive if the issuance thereof would constitute a violation by the Participant or the Company of any provisions of any law or regulation of any governmental authority or any national securities exchange or inter-dealer quotation system or other forum in which shares of Common Stock are quoted or traded (including without limitation Section 16 of the Securities Exchange Act of 1934 and 162(m) of the Code), and, as a condition of any sale or issuance of shares of Common Stock under an Incentive, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation. The Plan, the grant and exercise of Incentives hereunder, and the obligation of the Company to sell and deliver shares of Common Stock, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required; and the grant or making of any Award shall be conditional and shall be granted or awarded subject to acceptance of the Shares deliverable pursuant to the Award for listing on the NYSE.
19.8 Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

19.9 Tax Requirements, Withholding. The Company or any Affiliate is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes with respect to an Award, its exercise, the lapse of restrictions thereon, payment or transfer under an Award or under the Plan, and to take any other action necessary in the opinion of the Company to satisfy all obligations for the payment of the taxes. Notwithstanding the foregoing, in the event of an assignment of a Non-qualified Stock Option or SAR, the Participant who assigns the Non-qualified Stock Option or SAR shall remain subject to withholding taxes upon exercise of the Non-qualified Stock Option or SAR by the transferee to the extent required by the Code or the rules and regulations promulgated thereunder. Such payments shall be required to be made prior to the delivery of any shares of Common Stock. Such payment may be made in cash, by check, or through the delivery of shares of Common Stock owned by the Participant (which may be effected by the actual delivery of shares of Common Stock by the Participant or by the Company’s withholding a number of shares to be issued upon the exercise of a Stock Option, if applicable), which shares have an aggregate Fair Market Value equal to the required minimum withholding payment, or any combination thereof.
19.10 Assignability. (a) Incentive Stock Options may not be transferred or assigned other than by will or the laws of descent and distribution and may be exercised during the lifetime of the Participant only by the Participant or the Participant’s legally authorized representative, and each Award Agreement in respect of an Incentive Stock Option shall so provide. The designation by a Participant of a beneficiary will not constitute a transfer of the Stock Option. The Committee may waive or modify any limitation contained in the preceding sentences of this Section 19.10 that is not required for compliance with Section 422 of the Code.
     (b) The Committee may, in its discretion, authorize all or a portion of a Non-qualified Stock Option or SAR to be granted to a Participant to be on terms which permit transfer by such Participant to (i) the spouse, children or grandchildren of the Participant (“Immediate Family Members”), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iii) a partnership in which such Immediate Family Members are the only partners, (iv) an entity exempt from federal income tax pursuant to Section 501(c)(3) of the Code or any successor provision, or (v) a split interest trust or pooled income fund described in Section 2522(c)(2) of the Code or any successor provision, provided that (a) there shall be no consideration for any such transfer, (b) the Award Agreement pursuant to which such Non-qualified Stock Option or SAR is granted must be approved by the Committee and must expressly provide for transferability in a manner consistent with this Section, and (c) subsequent transfers of transferred Non-qualified Stock Options or SARs shall be prohibited except those by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended. Following transfer, any such Non-qualified Stock Option and SAR shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Articles 10, 12, 14, 16 and 18 hereof the term “Participant” shall be deemed to include the transferee. The events of Termination of Service shall continue to be applied with respect to the original Participant, following which the Non-qualified Stock Options and SARs shall be exercisable by the transferee only to the extent and for the periods specified in the Award Agreement. The Committee and the Company shall have no obligation to inform any transferee of a Non-qualified Stock Option or SAR of any expiration, termination, lapse or acceleration of such Option. The Company shall have no obligation to register with any federal or state securities commission or agency any Common Stock issuable or issued under a Non-qualified Stock Option or SAR that has been transferred by a Participant under this Section 19.10.
19.11 No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or any fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.
19.12 Use of Proceeds. Proceeds from the sale of shares of Common Stock pursuant to Incentives granted under this Plan shall constitute general funds of the Company.
19.13 Governing Law. The validity, construction and effect of the Plan and any actions taken or relating to the Plan shall be determined in accordance with the laws of the State of Texas and applicable Federal law.

19.14 Successors and Assigns. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, expressly to assume and agree to perform the Company’s obligations under this Plan in the same manner and to the same extent that the Company would be required to perform them if no such succession had taken place. As used herein, the “Company” shall mean the Company as herein before defined and any aforesaid successor to its business and/or assets.
19.15 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.
19.16 Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. The headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.
19.17 Construction. Use of the term “including” in this Plan shall be construed to mean “including but not limited to.”
19.18 Legend. Each certificate or evidence of ownership representing shares of Restricted Stock issued to a Participant shall bear or be subject to the following legend, or a similar legend deemed by the Company to constitute an appropriate notice of the provisions hereof (any such certificate not having such legend shall be surrendered upon demand by the Company and so endorsed):
     On the face of the certificate:
“Transfer of this stock is restricted in accordance with conditions printed on the reverse of this certificate.”
     On the reverse:

“The shares of stock evidenced hereby are subject to and transferable only in accordance with the 2005 Valero Energy Corporation Omnibus Stock Incentive Plan, a copy of which is on file at the principal office of the Company in San Antonio, Texas. No transfer or pledge of the shares evidenced hereby may be made except in accordance with and subject to the provisions of said Plan. By acceptance of shares represented hereby, any holder, transferee or pledge beneficiary hereof agrees to be bound by all of the provisions of said Plan.”

The following legend shall be inserted on a certificate or evidence of ownership of Common Stock issued under the Plan if the shares were not issued in a transaction registered under the applicable federal and state securities laws:

“Shares of stock represented hereby have been acquired by the holder for investment and not for resale, transfer or distribution, have been issued pursuant to exemptions from the registration requirements of applicable state and federal securities laws, and may not be offered for sale, sold or transferred other than pursuant to effective registration under such laws, or in transactions otherwise in compliance with such laws, and upon evidence satisfactory to the Company of compliance with such laws, as to which the Company may rely upon an opinion of counsel satisfactory to the Company.”